Exhibit 99.1

FOR IMMEDIATE RELEASE

Cheetah Oil & Gas Announces Closing of Financing

Calgary, Alberta, March 16, 2006 - Cheetah Oil & Gas Ltd. (OTCBB: COGL) (the "Company") announces that today it closed the first tranche of a senior secured convertible notes and warrant financing in a private placement for gross proceeds of US$5,000,000. The senior secured convertible notes issued to a subsidiary of Macquarie Bank Limited, have a maturity date one year from issuance. The notes are convertible at the option of the noteholder into shares of common stock or other equity-linked securities issued in any equity offering by the Company.

In connection with this first tranche closing of the senior secured convertible notes, the Company has issued to the noteholder 1,500,000 warrants exercisable into shares of common stock at a weighted average exercise price of US$3.42 per share, commencing after June 1, 2006 and for a period of three years from closing. In addition, the Company issued an additional 1,500,000 warrants exercisable into shares of common stock at an exercise price of US$3.42 per share, commencing after the later of June 1, 2006 and the time the Company achieves the conditions for the issue of the second tranche of notes.

In the event that the Company satisfies certain criteria in terms of its share price, exploration activities and drilling results, the parties have agreed to close a second tranche of convertible notes on identical terms to the first closing.

Macquarie Bank Limited (ASX: MBL) is a diversified international provider of specialist investment banking and financial services with over 7,600 employees in 23 countries. Headquartered in Sydney, Australia, Macquarie Bank listed on the Australian Stock Exchange in 1996 and is ranked as one of Australia’s top 15 companies by market capitalization.

The securities issued in this private placement have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933. The Company has agreed to registration rights for the shares of common stock underlying the warrants, although the securities to be issued are restricted and may not be sold or offered in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or the warrants. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

The proceeds of the financing will be used to further the development of the Company’s projects in Papua New Guinea, specifically for the re-entry drilling and completion of the Kuru #2 well, and for working capital.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the closing of second tranche of the convertible note financing, the re-entry of the Kuru #2 well and any re-completion of the Kuru #2 well.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration, particularly in Papua New Guinea; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2004 fiscal year, our quarterly reports on Form 10-QSB and other current reports filed from time-to-time with the Securities and Exchange Commission.

Cheetah Oil & Gas Ltd. (OTC Bulletin Board: COGL - News)

CONTACT:

Cheetah Oil & Gas Ltd.

Jesse Keller

Investor Relations

jkeller@cheetahoil.com

Toll Free: 1-888-228-9571

www.cheetahoil.com